Exhibit 99.1

Ooma Reports Fiscal First Quarter 2027 Financial Results

Sunnyvale, Calif., May 26, 2026 -- Ooma, Inc. (NYSE: OOMA), a provider of advanced communications services for businesses and consumers, today released financial results for the fiscal first quarter ended April 30, 2026.

First Quarter Fiscal 2027 Financial Highlights:

•
Revenue: Total revenue was $81.1 million, up 25% year-over-year. Subscription and services revenue increased to $74.6 million from $60.3 million in the first quarter of fiscal 2026, and was 92% of total revenue, primarily driven by the growth of Ooma Business, including the December 2025 acquisitions of FluentStream and Phone.com. FluentStream and Phone.com, on a combined basis, contributed revenue of $11.5 million to the first quarter of fiscal 2027, including $11.2 million of business subscription revenue.
•
Net Income/Loss: GAAP net income was $2.6 million, or $0.09 per diluted share, compared to GAAP net loss of $0.1 million, or $0.01 per basic and diluted share, in the first quarter of fiscal 2026. Non-GAAP net income was $9.7 million, or $0.35 per diluted share, compared to non-GAAP net income of $5.6 million, or $0.20 per diluted share in the prior year period.
•
Adjusted EBITDA: Adjusted EBITDA was $11.8 million, compared to $6.7 million in the first quarter of fiscal 2026.

For more information about non-GAAP net income and Adjusted EBITDA, see the section below titled "Non-GAAP Financial Measures" and the reconciliation provided in this release.

“Ooma achieved strong Q1 results, with revenue up 25% year over year to $81.1 million and non-GAAP net income up 73% year over year to $9.7 million,” said Eric Stang, chief executive officer of Ooma. “Adjusted EBITDA growth was similarly strong, with adjusted EBITDA up 78% year over year to $11.8 million. All of the company’s revenue lines performed well in Q1, including acceleration of AirDial sales, good organic growth from Ooma Business, and progress integrating the December FluentStream and Phone.com acquisitions. Several announcements were made in the quarter which are expected to contribute to Ooma’s future performance, including the introduction of new AirDial features that create further competitive differentiation, the launch of Ooma AI to assist Ooma Office customers with managing their communications, and the launch of MyPhone, a residential phone service specifically designed to provide kids a safer alternative to cell phones. Looking forward, we remain committed to growing in each of the four market segments we target: cloud communications for smaller-sized businesses, POTS replacement for both business and residential customers, wholesale platform services, and residential telephony. We expect to continue to see accelerating market demand for AirDial and to derive further contributions from our acquisitions of FluentStream and Phone.com.”

Business Outlook:

For the second quarter of fiscal 2027, Ooma expects:

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Total revenue in the range of $81.6 million to $82.3 million.
•
GAAP net income in the range of $2.7 million to $3.1 million and GAAP net income per share in the range of $0.10 to $0.11.
•
Non-GAAP net income in the range of $9.4 million to $9.8 million, and non-GAAP net income per share in the range of $0.33 to $0.34.

For the full fiscal year 2027, Ooma expects:

•
Total revenue in the range of $326.0 million to $328.5 million.
•
GAAP net income in the range of $10.5 million to $12.0 million, and GAAP net income per share in the range of $0.37 to $0.42.
•
Non-GAAP net income in the range of $37.5 million to $39.0 million, and non-GAAP net income per share in the range of $1.29 to $1.34.

The following is a reconciliation of GAAP net income to non-GAAP net income and GAAP diluted net income per share to non-GAAP diluted net income per share guidance for the second fiscal quarter ending July 31, 2026 and the fiscal year ending January 31, 2027 (in millions, except per share data):

	Projected range
	Three Months Ending	Fiscal Year Ending
	July 31, 2026	January 31, 2027
	(unaudited)
GAAP net income	$2.7-$3.1	$10.5-$12.0
Stock-based compensation and related taxes	3.7	14.5
Amortization of intangible assets	3.0	12.1
Restructuring costs	—	0.4
Non-GAAP net income	$9.4-$9.8	$37.5-$39.0

GAAP net income per share	$0.10-$0.11	$0.37-$0.42
Stock-based compensation and related taxes	0.13	0.49
Amortization of intangible assets	0.10	0.42
Restructuring costs	—	0.01
Non-GAAP net income per share	$0.33-$0.34	$1.29-$1.34

Weighted-average number of shares used in per share amounts:
Basic	27.6	27.7
Diluted	28.9	29.1

Conference Call Information:

The company will host a conference call and live webcast for analysts and investors at 5:00 p.m., Eastern time on May 26, 2026. The news release with the financial results will be accessible from the company's website prior to the conference call.

To access the call by phone, please visit https://register-conf.media-server.com/register/BIb8e2b1663ce94b878431f3ecef8ca420 to register and receive the dial-in details. To avoid delays, Ooma encourages participants to dial into the conference call ten minutes ahead of the scheduled start time.

For webcast listening, please visit Ooma’s Events & Presentations page https://investors.ooma.com/news-events/events-presentation for a link.

Following the call, an archived version of the webcast will be available on the Ooma investor relations site at https://investors.ooma.com for 12 months.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying tables contain certain non-GAAP financial measures, including: non-GAAP net income, non-GAAP net income per share, non-GAAP gross profit and gross margin, non-GAAP operating income, and Adjusted EBITDA. Adjusted EBITDA represents net income before interest and other expense (income), income taxes, depreciation and amortization of capital expenditures, amortization of intangible assets, stock-based compensation and related taxes, litigation costs and restructuring costs.

Other non-GAAP financial measures exclude stock-based compensation expense and related taxes, amortization of intangible assets, certain non-recurring gains and charges, such as litigation costs and restructuring costs. Non-GAAP weighted-average diluted shares include the effect of potentially dilutive securities from the company’s stock-based benefit plans.

These non-GAAP financial measures are presented to provide investors with additional information regarding our financial results and core business operations. Ooma considers these non-GAAP financial measures to be useful measures of the operating performance of the company, because they contain adjustments for unusual events or factors that do not directly affect what management considers to be Ooma's core operating performance and are used by the company's management for that purpose. Management also believes that these non-GAAP financial measures allow for a better evaluation of the company's performance by facilitating a meaningful comparison of the company's core operating results in a given period to those in prior and future periods. In addition, investors often use similar measures to evaluate the operating performance of a company.

Non-GAAP financial measures are presented for supplemental informational purposes only to aid an understanding of the company's operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. A limitation of the non-GAAP financial measures presented is that the adjustments relate to items that the company generally expects to continue to recognize. The adjustment of these items should not be construed as an inference that the adjusted gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP financial measures of Ooma's financial performance and the respective non-GAAP measures should be considered together. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure in the tables below.

Disclosure Information

Ooma uses the investor relations section on its website as a means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Ooma's investor relations website in addition to following Ooma's press releases, Securities and Exchange Commission (“SEC”) filings, and public conference calls and webcasts.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. In particular, the financial projections under “Business Outlook” and the statements contained in the quotations of our Chief Executive Officer may constitute forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical facts and generally contain words such as "believes”, "expects”, "may”, "will”, "should”, "seeks”, "approximately”, "intends”, "plans”, "estimates”, "anticipates”, and other expressions that are predictions of or indicate future events. Although the forward-looking statements contained in this press release are based upon information available at the time the statements are made and reflect management's good faith beliefs, forward-looking statements inherently involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements to differ materially from anticipated future results. Important factors that could cause actual results to differ materially from expectations include, among others: our ability to successfully integrate FluentStream and Phone.com and to achieve expected benefits from these acquisitions; our inability to attract new customers on a cost-effective basis; our inability to retain customers; failure to realize AirDial opportunities; intense competition; loss of key retailers and reseller partnerships; our inability to realize expected returns from our investments made in connection with our international operations and development of new product features; our reliance on vendors to manufacture the on-premise appliances and end-point devices we sell; our reliance on third parties for our network connectivity and co-location facilities; our reliance on third parties for some of our software development, quality assurance and operations; our reliance on third parties to provide the majority of our customer service and support representatives; and interruptions to our service. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law.

The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings which we make with the SEC from time to time, including the risk factors contained in our Annual Report on Form 10-K for the year ended January 31, 2026, filed with the SEC on April 3, 2026. The forward-looking statements in this press release are based on information available to Ooma as of the date hereof, and Ooma disclaims any obligation to update any forward-looking statements, except as required by law.

About Ooma, Inc.

Ooma (NYSE: OOMA) delivers phone, messaging, video and advanced communications services that are easy to implement and provide great value. Founded in 2003, the company offers Ooma Office for small to medium-sized businesses seeking enterprise-grade features designed for their needs; Ooma AirDial for any business looking to replace aging and increasingly expensive copper phone lines; Ooma 2600Hz for businesses that provide their own communications solutions built on an outsourced underlying platform; and Ooma Telo for residential consumers who value a landline experience at a more affordable price point. Ooma’s award-winning solutions power more than 2 million users today. Learn more at www.ooma.com in the United States or www.ooma.ca in Canada.

INVESTOR CONTACT:

Matthew S. Robison

Director of IR and Corporate Development

Ooma, Inc.

ir@ooma.com

(650) 300-1480

MEDIA CONTACT:

Jim Gustke

Senior Vice President, Marketing

Ooma, Inc.

press@ooma.com

OOMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, amounts in thousands)

	April 30,	January 31,
	2026	2026
Assets
Current assets:
Cash and cash equivalents	$17,162	$20,144
Accounts receivable, net	12,343	11,833
Inventories	18,000	16,172
Other current assets	19,869	18,590
Total current assets	67,374	66,739
Property and equipment, net	14,165	13,330
Operating lease right-of-use assets	13,904	14,198
Intangible assets, net	59,316	62,478
Goodwill	50,427	49,827
Other assets	21,673	20,965
Total assets	$226,859	$227,537

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$14,348	$8,275
Accrued expenses and other current liabilities	35,592	39,292
Current portion of debt, net	4,623	6,373
Deferred revenue	17,095	17,787
Total current liabilities	71,658	71,727
Long-term operating lease liabilities	10,630	10,988
Debt, net of current portion	48,295	51,514
Other liabilities	392	392
Total liabilities	130,975	134,621

Stockholders' equity:
Common stock	5	5
Additional paid-in capital	227,017	226,631
Accumulated deficit	(131,138)	(133,720)
Total stockholders' equity	95,884	92,916
Total liabilities and stockholders' equity	$226,859	$227,537

OOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except share and per share data)

	Three Months Ended
	April 30, 2026	April 30, 2025
Revenue:
Subscription and services	$74,594	$60,259
Product and other	6,555	4,770
Total revenue	81,149	65,029

Cost of revenue:
Subscription and services	21,856	18,061
Product and other	8,623	6,759
Total cost of revenue	30,479	24,820
Gross profit	50,670	40,209

Operating expenses:
Sales and marketing	22,266	19,755
Research and development	15,030	12,442
General and administrative	9,866	8,069
Total operating expenses	47,162	40,266
Income (loss) from operations	3,508	(57)
Interest and other (expense) income, net	(770)	163
Income before income taxes	2,738	106
Income tax provision	(156)	(247)
Net income (loss)	$2,582	$(141)

Net income (loss) per share of common stock:
Basic	$0.09	$(0.01)
Diluted	$0.09	$(0.01)

Weighted-average shares of common stock outstanding:
Basic	27,495,292	27,445,911
Diluted	28,098,180	27,445,911

OOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, amounts in thousands)

	Three Months Ended
	April 30, 2026	April 30, 2025
Cash flows from operating activities:
Net income (loss)	$2,582	$(141)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation expense	3,499	3,936
Depreciation and amortization of capital expenditures	1,177	944
Amortization of intangible assets	3,162	1,406
Amortization of operating lease right-of-use assets	869	792
Other	31	38
Changes in operating assets and liabilities:
Accounts receivable, net	(510)	(126)
Inventories and deferred inventory costs	(1,828)	(1,045)
Prepaid expenses and other assets	(2,188)	1,251
Accounts payable, accrued expenses and other liabilities	299	(2,721)
Deferred revenue	(692)	(631)
Net cash provided by operating activities	6,401	3,703

Cash flows from investing activities:
Capital expenditures	(1,471)	(1,223)
Business acquisition, working capital adjustments	357	—
Net cash used in investing activities	(1,114)	(1,223)

Cash flows from financing activities:
Shares repurchased for tax withholdings on vesting of restricted stock units	(1,356)	(1,448)
Payments for repurchases of common stock	(3,254)	(2,203)
Proceeds from issuance of common stock	1,341	2,288
Repayments of debt	(5,000)	—
Net cash used in financing activities	(8,269)	(1,363)
Net (decrease) increase in cash and cash equivalents	(2,982)	1,117
Cash and cash equivalents, at beginning of period	20,144	17,871
Cash and cash equivalents, at end of period	$17,162	$18,988

OOMA, INC.

Reconciliation of Non-GAAP Financial Measures

(Unaudited, amounts in thousands, except percentages, share and per share data)

	Three Months Ended
	April 30, 2026	April 30, 2025
Revenue	$81,149	$65,029

GAAP gross profit	$50,670	$40,209
Stock-based compensation and related taxes	223	244
Amortization of intangible assets	1,052	708
Restructuring costs	86	—
Non-GAAP gross profit	$52,031	$41,161

Gross margin on a GAAP basis	62%	62%
Gross margin on a Non-GAAP basis	64%	63%

GAAP operating income (loss)	$3,508	$(57)
Stock-based compensation and related taxes	3,618	4,068
Amortization of intangible assets	3,162	1,406
Restructuring costs	377	—
Litigation costs	—	307
Non-GAAP operating income	$10,665	5,724

GAAP net income (loss)	$2,582	$(141)
Stock-based compensation and related taxes	3,618	4,068
Amortization of intangible assets	3,162	1,406
Restructuring costs	377	—
Litigation costs	—	307
Non-GAAP net income	$9,739	$5,640

GAAP basic net income (loss) per share	$0.09	$(0.01)
Stock-based compensation and related taxes	0.14	0.14
Amortization of intangible assets	0.11	0.05
Restructuring costs	0.01	—
Litigation costs	—	0.01
Non-GAAP net income per diluted share	$0.35	$0.20

GAAP weighted-average basic shares	27,495,292	27,445,911
GAAP weighted-average diluted shares	28,098,180	27,445,911
Non-GAAP weighted-average diluted shares	28,098,180	28,221,436

GAAP net income (loss)	$2,582	$(141)
Reconciling items:
Interest and other expense (income), net	770	(163)
Income tax provision	156	247
Depreciation and amortization of capital expenditures	1,177	944
Amortization of intangible assets	3,162	1,406
Stock-based compensation and related taxes	3,618	4,068
Restructuring costs	377	—
Litigation costs	—	307
Adjusted EBITDA	$11,842	$6,668